April 29, 2016

Q2 FY16 Results

Steve Voorhees
Chief Executive Officer

Ward Dickson
Chief Financial Officer

Jim Porter
President, Paper Solutions

WestRock

Forward-looking Statements

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to the statements on the slides entitled "WestRock – A Compelling Value Creation Opportunity", "Key Takeaways for the Quarter", "Q2 FY16 Consumer Packaging Results", "Q2 FY16 Land & Development Results", "Ingevity Separation Update", "Grupo Gondi Joint Venture", "Synergy and Performance Improvement Realization","FY16 Free Cash Flow Yield Forecast" and "Forecasted FY16 Major Consumption Volumes" that give guidance or estimates for future periods as well as statements regarding, among other things, that, we are delivering differentiated products and services that help our customers win in their markets, supported by innovation, commercial excellence and operational excellence; we are on track to meet our $1 billion synergy and performance improvement target through FY18; we estimate annualized run-rate savings of $450 – $500 million by end of fiscal 2016; we estimate $950 million to $1 billion of Free Cash Flow in fiscal 2016; we expect approximately 10% of Free Cash Flow Yield in fiscal 2016; we will return significant cash to stockholders while maintaining targeted 2.25x – 2.50x leverage ratio; we expect to maintain an annual dividend of $1.50 per share and complete our 40 million share repurchase program over time; the separation of Ingevity will be tax-free and completed on May 15, 2016; we will receive gross proceeds of $518 million in connection with the Ingevity separation; we are targeting an initial leverage ratio of 2.50x for Ingevity; our pro-forma leverage ratio will be 2.35x – 2.40x after the separation of Ingevity; our acquisition of Cenveo Packaging will provide 20K tons of incremental SBS and CRB integration; the step-up in book value of our land and development projects to market value due to the merger will have no impact on future cash flows for the land and development segment; we see continued strong economic and real estate trends in Charleston, SC; we expect combined annual sales and EBITDA margin of >$750 million and >20%, respectively, for our Grupo Gondi joint venture; we expect that the joint venture will enable expansion of paper and packaging businesses across Mexico; our expectations regarding the composition of our three-year synergy and performance improvement target; and the assumptions set forth on slide #24 with respect to our fiscal 2016 forecast will materialize as outlined.

Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and are typically identified by words or phrases such as "may," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "potential" and "forecast," and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. We caution readers that a forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. With respect to these statements, We have made assumptions regarding, among other things, the results and impacts of the merger of MeadWestvaco and RockTenn; whether and when the separation of our Specialty Chemicals business will occur; economic, competitive and market conditions generally; volumes and price levels of purchases by customers; competitive conditions in our businesses and possible adverse actions of their customers, competitors and suppliers. Further, our businesses are subject to a number of general risks that would affect any such forward-looking statements including, among others, decreases in demand for their products; increases in energy, raw materials, shipping and capital equipment costs; reduced supply of raw materials; fluctuations in selling prices and volumes; intense competition; the potential loss of certain customers; the scope, costs, timing and impact of any restructuring of our operations and corporate and tax structure; the occurrence of a natural disaster, such as a hurricane, winter or tropical storm, earthquake, tornado, flood, fire, or other unanticipated problems such as labor difficulties, equipment failure or unscheduled maintenance and repair, which could result in operational disruptions of varied duration; our desire or ability to continue to repurchase company stock; and adverse changes in general market and industry conditions. Such risks and other factors that may impact management's assumptions are more particularly described in our filings with the Securities and Exchange Commission, including in Item 1A under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended September 30, 2015. The information contained herein speaks as of the date hereof and WestRock does not have or undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Disclaimer and Use of Non-GAAP Financial Measures and Reconciliations

We may from time to time be in possession of certain information regarding WestRock that applicable law would not require us to disclose to the public in the ordinary course of business, but would require us to disclose if we were engaged in the purchase or sale of our securities. This presentation shall not be considered to be part of any solicitation of an offer to buy or sell WestRock securities. This presentation also may not include all of the information regarding WestRock that you may need to make an investment decision regarding WestRock securities. Any such investment decision should be made on the basis of the total mix of information regarding WestRock that is publicly available as of the date of such decision.

We have included financial measures that were not prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). The non-GAAP financial measures presented are not intended to be a substitute for GAAP financial measures, and any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP and the reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures included in the Appendix to this presentation. These non-GAAP financial measures may not be comparable to similarly titled measures used by other companies.

WestRock – A Compelling Value Creation Opportunity

Industry Leadership	• An industry leader with differentiated customer offerings and geographic reach • Hold number 1 or number 2 positions in attractive paper and packaging markets
Differentiated Strategy	• Deliver differentiated products and services that help our customers win in their markets, supported by innovation, commercial excellence and operational excellence • Making strategic investments to improve businesses and grow cash flow – Acquisition of Cenveo Packaging – JV in Mexico with Grupo Gondi
Realizing Synergies and Performance Improvements	• On track to achieve $1 billion synergy and business performance improvement target through FY18 • Over $350 million annualized run-rate achieved as of March 31, 2016
Strong Cash Flow Generation	• Estimate $950 million to $1 billion of Free Cash Flow for FY16 (1) • FY16 Free Cash Flow Yield Forecast post-Ingevity separation of approximately 10% (2)
Balanced Capital Allocation Focused on Value Creation	• Returning significant cash to stockholders while maintaining targeted 2.25x – 2.50x leverage ratio (3) — returned $856 million of cash to stockholders since merger through dividends and share repurchases – Annual dividend of $1.50 per share; current dividend yield of 3.6% (4), expect to maintain dividend post-Ingevity separation – 40 million share repurchase program to be completed over time; repurchased 11.2 million shares in first nine months post merger for $567 million

1) Non-GAAP Financial Measure. Free Cash Flow is defined as Cash Provided by Operating Activities, excluding after-tax cash restructuring costs minus capital expenditures.
2) Non-GAAP Financial Measure. See Reconciliation in Appendix.
3) Non-GAAP Financial Measure.
4) Non-GAAP Financial Measure. Calculated as annual dividend of $1.50 divided by closing share price on 04/28/2016 of $41.75.

WestRock

Key Takeaways for the Quarter

Executing and driving solid financial performance

- Net Sales of $3.7 billion; adjusted EPS of $0.61 [1][2]
- LTM Credit Agreement EBITDA Margin of 17.4% [1]
  - North American corrugated EBITDA margin up 20 basis points versus prior year
  - Consumer Packaging segment EBITDA margin up 290 basis points versus prior year, on a combined company basis
- Free Cash Flow of $81 million for the quarter, and $432 million fiscal year-to-date, excluding after-tax cash restructuring [3]
- Captured productivity savings of $103 million for the quarter, versus prior year

Implementing balanced capital allocation strategy

- Leverage ratio was 2.35x [1] at March 31, 2016, within targeted leverage range of 2.25x – 2.50x [4]
- Repurchased 3.7 million shares in the quarter and 11.2 million shares since close of merger under 40 million share repurchase authorization
- Completed formation of Grupo Gondi joint venture on April 1, 2016; enables expansion of paper and packaging businesses across Mexico

Completing separation of Ingevity

- Expected tax-free separation scheduled for May 15, 2016; anticipated gross proceeds of $518 million to WestRock

1) Non-GAAP Financial Measure. See Reconciliation in the Appendix.
2) On a GAAP basis, WestRock's Earnings Per Share was $0.22 for Q2 FY16.
3) Non-GAAP Financial Measure. Q2 FY16 Free Cash Flow of $81.3 million is equal to Cash Flow from Operations of $252.2 million plus after-tax restructuring and merger related expenses of $43.7 million minus capital expenditures of $214.6 million. YTD FY16 Free Cash Flow of $432.1 million is equal to Cash Flow from Operations of $775.2 million plus after-tax restructuring and merger related expenses of $75.3 million minus capital expenditures of $418.4 million.
4) Non-GAAP Financial Measure.

Q2 FY16 Corrugated Packaging Results

Financial Performance – Adjusted

($ in millions, except percentages)	Q2 FY16 WRK	Q2 FY15 RKT + MWV (1)
Segment Sales	$1,933	$1,921
Segment Income (2)	$175	$190
Segment EBITDA (2)	$316	$320
% Margin (2)(3)	16.9%	17.2%
North America EBITDA Margin (2)(3)	17.5%	17.3%
Brazil EBITDA Margin (2)	23.0%	29.8%

Unfavorable foreign exchange translation impact to Q2 FY16 sales and segment income is $42 million (2) and $9 million (2), respectively

Segment EBITDA(1) ($ in millions)



$320
$5
($13)
($6)
$20
($18)
$30
($13)
($9)
$316
Q2 FY15
Volume
Price/Mix
Pulp Price/Mix
Energy, Materials and Freight
Labor and Other Inflation
Productivity / Synergies
FX
Other
Q2 FY16

North America:

- North American corrugated EBITDA margin (2)(3) up 20 basis points versus prior year
- Total box shipments were slightly up for the quarter versus prior year; down 1% on a per day basis
- Stable domestic box pricing versus prior year
- Lower domestic containerboard shipments and higher export containerboard shipments versus prior year
- 30K tons of economic downtime and 68K tons of maintenance downtime for the quarter

Brazil:

- Total shipments increased by 15K tons, or 13%, versus prior year

Segment EBITDA Bridge Variances:

- Volume: Increased North American export containerboard shipments and total Brazilian corrugated shipments more than offset decreased North American domestic containerboard shipments
- Price / Mix: Mostly lower export containerboard pricing for increased export containerboard volume
- Deflation: Lower natural gas and chemical costs
- Productivity: Continued realization of benefits from mill optimization, process improvements and purchasing initiatives
- FX: Mainly driven by 36% YOY appreciation of the US Dollar against the Brazilian Real

1) Combined and recast to reflect conforming cost treatments to be consistent with WestRock methodology. See Reconciliation in Appendix.
2) Non-GAAP Financial Measure. See Use of Non-GAAP Financial Measures and Reconciliations in Appendix.
3) Margin calculation excludes Trade Sales of $87.4 million and $59.8 million from total segment sales in Q2 FY16 and Q2 FY15, respectively.

WestRock

Q2 FY16 Consumer Packaging Results

Financial Performance – Adjusted

($ in millions, except percentages)	Q2 FY16 WRK [1]	Q2 FY15 RKT + MWV [1][2]
Segment Sales	$1,588	$1,619
Segment Income [3]	$102	$93
Segment EBITDA [3]	$224	$182
% Margin [3]	14.1%	11.2%

Unfavorable foreign exchange translation impact to Q2 FY16 sales and segment income is $7 million [3] and $1 million [3], respectively

Segment EBITDA[1] ($ in millions)



$182
$6
($3)
($17)
$17
($16)
$58
($1)
($2)
$224
Q2 FY15
Volume
Price/Mix
Pulp Price/Mix
Energy, Materials and Freight
Labor and Other Inflation
Productivity / Synergies
FX
Other
Q2 FY16

Business Performance Highlights:

- Solid EBITDA margin [3] expansion across segment, up 290 basis points versus prior year
- Consumer mills — completed insourcing synergy initiative for internal folding carton business and transitioned manufacturing of acquired Carolina branded business; increased SBS shipments by 50K tons versus prior year
- Cenveo acquisition will add incremental 20K tons of internal SBS and CRB demand, annually
- Stable demand in packaging (general folding carton, beverage and home, health and beauty)
- Home, health and beauty — strong margin growth versus prior year due to favorable product mix, lower input costs, and improved productivity
- Merchandising displays — slightly lower sales versus prior year, reflecting continued softness in customer promotional spending
- Q2 FY15 results include sales of $31 million and income of $4 million from the legacy MWV European tobacco business, which was sold in April 2015, prior to completion of merger

Segment EBITDA Bridge Variances:

- Volume: Primarily due to increased external SBS and URB paperboard shipments
- Price / Mix: Pricing across segment relatively stable
- Deflation: Lower natural gas, chemical and freight costs
- Productivity: Internalization of paperboard tons and procurement savings

1) Q2 FY16 and Q2 FY15 results adjusted for inventory stepped-up in purchase accounting, net of related LIFO of $1.8 million and $0.2 million, respectively.
2) Combined and recast to reflect conforming cost treatments to be consistent with WestRock methodology. See Reconciliation in Appendix.
3) Non-GAAP Financial Measure. See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix.

Q2 FY16 Land & Development Results

Financial Performance – Adjusted ($ in millions)	Q2 FY16 WRK	Q2 FY15 MWV [(1)]
Segment Sales	$19	$3
Segment Income [(2)]	($4)	($5)

Business Performance Highlights:

- Q2 FY16 included $16.1 million of land sales versus no land sales in Q2 FY15
- Significant progress on accelerating monetization
- Continued strong economic and real estate trends in Charleston, SC

Merger-Related Impacts to Q2 FY16:

- Segment income impacted by $7 million increase in book value of land sold due to step-up in asset values related to merger; step-up has no impact on current or future cash flows

1) Recast to reflect conforming cost treatments to be consistent with WestRock methodology. See Reconciliation in Appendix.
2) Non-GAAP Financial Measure. See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix.

WestRock

Ingevity Separation Update

- Ingevity Form 10 now effective
  - When Issued Trading Dates: May 2, 2016 – May 13, 2016
  - Distribution Date and separation on track to be completed: Sunday, May 15, 2016
  - Regular Way Trading Date: Monday, May 16, 2016
- Targeting initial leverage ratio of 2.50x [1] for Ingevity; expect $518 million in gross proceeds to WestRock
  - $438 million of immediate cash to WestRock after deducting for closing fees and Ingevity funding of amount into a trust to secure an $80 million capital lease obligation
  - WestRock pro forma leverage ratio of 2.35x – 2.40x [1], post Ingevity separation

Q2 FY16 Results excluding Ingevity

Financial Performance – Adjusted

($ in millions, expect per share data)	Q2 FY16 WRK [2]	Q2 FY16 Ingevity [2]	Q2 FY16 WRK excl. Ingevity
Net Sales	$3,697	$204	$3,493
Adjusted Segment Income including Non-Allocated Expenses [3]	$290	$27	$263
Adjusted Segment EBITDA including Non-Allocated Expenses [3]	$581	$50	$532
Adjusted EPS [3][4][5]	$0.61	$0.08	$0.53

1) Non-GAAP Financial Measure.
2) Q2 FY16 results adjusted for inventory stepped-up in purchase accounting and LIFO adjustments of $2.3 million and $0.5 million for WestRock and Ingevity, respectively.
3) Non-GAAP Financial Measure. See Use of Non-GAAP Financial Measures and Reconciliations in Appendix.
4) On a GAAP basis, Earnings Per Share (EPS) for WestRock was $0.22 for Q2 FY16.
5) Ingevity Adjusted EPS contribution to WestRock is calculated as Ingevity after-tax segment income of $16.2 million, plus after-tax inventory step-up impairment and LIFO adjustments of $1.2 million, plus after-tax China start-up costs of $2.3 million, plus after-tax corporate overhead allocated that is expected to remain of $1.3 million, minus after-tax interest expense and other income of $0.3 million, resulting in after-tax Ingevity adjusted earnings contribution of $20.7 million, with result divided by WestRock Q2 FY16 diluted shares outstanding of 257.4 million. Each after-tax measure uses an estimated tax rate of 38%.

Grupo Gondi Joint Venture

Transformational partnership enabling expansion of paper and packaging businesses in attractive high growth market

- Completed formation of joint venture on April 1, 2016
- Cash contribution of $175 million plus three WestRock Mexican box plants for a 25% equity interest in joint venture; cash contribution to remain in joint venture and is available for growth
- 800K tons of containerboard and paperboard packaging made up of WestRock's three box plants that ship 200K tons of corrugated packaging and Grupo Gondi's 10 production sites that ship 600K tons of corrugated, folding carton and beverage packaging
- Expected combined annual sales and EBITDA margin [1] of >$750 million and >20%, respectively (based on current exchange rates)


Box plant
Solid fiber box
Partitions
Paper
Folding
Preprint
GondiFilm
Microcorrugate
Special finishes

Grupo Gondi JV geographic manufacturing footprint

1) Non-GAAP Financial Measure.

WestRock

Synergy and Performance Improvement Realization

THREE-YEAR GOAL


Duplicative Corp & Support Functions 10%
Capital Investment 20%
$1 billion
Ongoing Productivity 40%
Procurement 30%

Q2 FY16 PROGRESS

- Achieved annualized run-rate savings of $350 million
- Estimate annualized run-rate savings of $450 – $500 million by end of FY16


$165 million
$250 million
$350 million
$450 – $500 million
$1 billion
Q4 FY15
Q1 FY16
Q2 FY16
FY16
FY17
FY18

On track to achieve $1 billion savings objective by end of FY18

WestRock

Q2 FY16 Adjusted Segment EBITDA including Corporate Bridge (1)



($ in millions)
$552
$11
($16)
($23)
$37
($37)
$103
($14)
($27)
($5)
Non-Core Businesses
$581
Q2 FY15
Volume
Price/Mix
Pulp Price/Mix
Energy, Materials and Freight
Labor, Benefits and Other Inflation
Productivity / Synergies
FX
Pension Income / Other
Ingevity & Land and Development
Q2 FY16

- Volume growth in core packaging business with Adjusted EBITDA up $34 million YOY
- Pulp price/mix impact primarily from lower pulp market pricing and incremental pulp tons sold as compared to SBS alternative
- Continued benefits from lower commodity input costs:
  - Natural Gas: +$21 million; Chemicals: +$8 million; Freight / Diesel, Other Energy and Materials: +$7 million; and Wood / Fiber: +$1 million
- Productivity and synergies benefit of $103 million demonstrates continued momentum optimizing our mill and converting systems, leveraging our continuous improvement organization and lowering costs through supply chain, procurement and SG&A activities
- FX impact primarily due to the 36% YOY appreciation of the US Dollar against the Brazilian Real

1) Q2 FY16 and Q2 FY15 results adjusted for inventory stepped-up in purchase accounting net of related LIFO adjustments of $2.3 million and $0.2 million, respectively. See Use of Non-GAAP Financial Measures and Reconciliations in the Appendix.

WestRock

WestRock – A Compelling Value Creation Opportunity

Industry Leadership	• An industry leader with differentiated customer offerings and geographic reach • Hold number 1 or number 2 positions in attractive paper and packaging markets
Differentiated Strategy	• Deliver differentiated products and services that help our customers win in their markets, supported by innovation, commercial excellence and operational excellence • Making strategic investments to improve businesses and grow cash flow – Acquisition of Cenveo Packaging – JV in Mexico with Grupo Gondi
Realizing Synergies and Performance Improvements	• On track to achieve $1 billion synergy and business performance improvement target through FY18 • Over $350 million annualized run-rate achieved as of March 31, 2016
Strong Cash Flow Generation	• Estimate $950 million to $1 billion of Free Cash Flow for FY16 (1) • FY16 Free Cash Flow Yield Forecast post-Ingevity separation of approximately 10% (2)
Balanced Capital Allocation Focused on Value Creation	• Returning significant cash to stockholders while maintaining targeted 2.25x – 2.50x leverage ratio (3) — returned $856 million of cash to stockholders since merger through dividends and share repurchases – Annual dividend of $1.50 per share; current dividend yield of 3.6% (4), expect to maintain dividend post-Ingevity separation – 40 million share repurchase program to be completed over time; repurchased 11.2 million shares in first nine months post merger for $567 million

1) Non-GAAP Financial Measure. Free Cash Flow is defined as Cash Provided by Operating Activities, excluding after-tax cash restructuring costs minus capital expenditures.
2) Non-GAAP Financial Measure. See Reconciliation in Appendix.
3) Non-GAAP Financial Measure.
4) Non-GAAP Financial Measure. Calculated as annual dividend of $1.50 divided by closing share price on 04/28/2016 of $41.75.

Appendix

WestRock

Non-GAAP Financial Measures

Credit Agreement EBITDA

"Credit Agreement EBITDA" is calculated in accordance with the definition contained in our Credit Agreement. Credit Agreement EBITDA is generally defined as Consolidated Net Income plus: consolidated interest expense, income taxes of the consolidated companies determined in accordance with GAAP, depreciation and amortization expense of the consolidated companies determined in accordance with GAAP, loss on extinguishment of debt and financing fees, certain non-cash and cash charges incurred, including goodwill impairment, certain restructuring and other costs, merger / acquisition and integration costs, charges and expenses associated with the write-up of inventory acquired and other items. LTM Credit Agreement EBITDA margin is calculated by dividing LTM Credit Agreement EBITDA by Net Sales adjusted for Trade Sales.

Total Funded Debt and Leverage Ratio

"Total Funded Debt" is calculated in accordance with the definition contained in our Credit Agreement. Total Funded Debt is generally defined as aggregate debt obligations reflected in our balance sheet less the stepped up value of said debt, less non-recourse debt except for Securitization related debt, less trade payables related debt that may be recharacterized as debt, less insurance policy loans to the extent offset by assets of the applicable insurance policies, obligations with the hedge adjustments resulting from terminated and existing fair value interest rate derivatives or swaps, if any, less certain cash, plus additional outstanding letters of credit not already reflected in debt and certain guarantees.

Our management uses Credit Agreement EBITDA and Total Funded Debt to evaluate compliance with our debt covenants and borrowing capacity available under our Credit Agreement and as a measure of operating performance. Management believes that investors also use these measures to evaluate our compliance with our debt covenants and available borrowing capacity. Borrowing capacity is dependent upon, in addition to other measures, the "Credit Agreement Debt/EBITDA ratio" or the "Leverage Ratio," which is defined as Total Funded Debt divided by Credit Agreement EBITDA. As of the March 31, 2016 calculation, our Leverage Ratio was 2.35 times. While the Leverage Ratio under the Credit Agreement determines the credit spread on our debt we are not subject to a Leverage Ratio cap. The Credit Agreement is subject to a Debt to Capitalization and Consolidated Interest Coverage Ratio, as defined in the Credit Agreement. Our management uses Credit Agreement EBITDA and Total Funded Debt to evaluate our performance and to compare to our target Leverage Ratio of 2.25x – 2.50x.

Non-GAAP Financial Measures (cont.)

Adjusted Segment EBITDA Margins

Our management uses "Adjusted Segment EBITDA Margins", along with other factors, to evaluate our segment performance against our peers. Management believes that investors also use this measure to evaluate our performance relative to our peers. "Adjusted Segment EBITDA Margin" is calculated for each segment by dividing that segment's Adjusted Segment EBITDA by Adjusted Segment Sales. "Adjusted Segment EBITDA" is calculated for each segment by adding that segment's "Adjusted Segment Income" to its Depreciation, Depletion and Amortization.

Adjusted Earnings Per Diluted Share

We also use the non-GAAP measure "adjusted earnings per diluted share," also referred to as "adjusted earnings per share" or "Adjusted EPS." Management believes this non-GAAP financial measure provides our board of directors, investors, potential investors, securities analysts and others with useful information to evaluate our performance because it excludes restructuring and other costs, net, and other specific items that management believes are not indicative of the ongoing operating results of the business. The Company and our board of directors use this information to evaluate our performance relative to other periods.

Constant Currency Measures

Our management uses Segment Sales, Segment Income and Segment EBITDA Margins as well as those measures held on a constant currency basis, i.e. eliminating the impact of the change in currency from the comparison period, to evaluate our segment performance and our performance against our peers. Management believes that investors also use this measure to evaluate our performance relative to our peers.

Q2 FY16 Adjusted Earnings Per Share Reconciliation

($ in millions, except per share data)		WRK Q2 FY16
Net Income attributable to common stockholders	**$**	**56.9**
Restructuring and other items		98.3
Merger and acquisition inventory step-up expense		1.6
Adjusted Net Income	**$**	**156.8**
Earnings Per Diluted Share	**$**	**0.22**
Restructuring and other items		0.38
Merger and acquisition inventory step-up expense		0.01
Adjusted Earnings Per Diluted Share	**$**	**0.61**

Q2 FY16 Adjusted Segment Sales, Adjusted EBITDA and Adjusted EBITDA Margin

($ in millions, except percentages)	Corrugated Packaging	Consumer Packaging	Specialty Chemicals	Land and Development	Non-Allocated / Eliminations	Consolidated
Segment Sales	$ 1,932.8	$ 1,588.4	$ 203.9	$ 18.7	$ (47.2)	$ 3,696.6
Less: Trade Sales	(67.4)	-	-	-	-	(67.4)
Adjusted Segment Sales	$ 1,865.4	$ 1,588.4	$ 203.9	$ 18.7	$ (47.2)	$ 3,629.2
Segment Income	$ 175.0	$ 99.7	$ 26.2	$ (4.0)	$ (9.2)	$ 287.7
Addback: Inventory step-up	-	1.8	0.5	-	-	2.3
Adjusted Segment Income	$ 175.0	$ 101.5	$ 26.7	$ (4.0)	$ (9.2)	$ 290.0
Depreciation and Amortization	140.8	122.6	22.9	0.2	4.7	291.2
Adjusted Segment EBITDA	$ 315.8	$ 224.1	$ 49.6	$ (3.8)	$ (4.5)	$ 581.2
Adjusted Segment EBITDA Margins	16.9%	14.1%	24.3%	-20.3%		

Q2 FY16 YOY Corrugated EBITDA Margins

($ in millions, except percentages)	Q2 FY16			
	North America	Brazil	Other	Corrugated Packaging
Segment Sales	$ 1,740.9	$ 80.8	$ 111.1	$ 1,932.8
Less: Trade Sales	(67.4)	-	-	(67.4)
Adjusted Segment Sales	$ 1,673.5	$ 80.8	$ 111.1	$ 1,865.4
Segment Income	$ 166.3	$ 6.6	$ 2.1	$ 175.0
Addback: Inventory Step-up	-	-	-	-
Depreciation and Amortization	126.0	12.0	2.8	140.8
Adjusted Segment EBITDA	$ 292.3	$ 18.6	$ 4.9	$ 315.8
Adjusted Segment EBITDA Margins	17.5%	23.0%	4.4%	16.9%

($ in millions, except percentages)	Q2 FY15 - RKT			Q2 FY15 - MWV			Q2 FY15 - RKT + MWV
	North America	Other	Corrugated Packaging	Brazil	Other	Corrugated Packaging	Corrugated Packaging
Segment Sales	$ 1,725.5	$ 74.0	$ 1,799.5	$ 98.0	$ 23.5	$ 121.5	$ 1,921.0
Less: Trade Sales	(59.8)	-	(59.8)	-	-	-	(59.8)
Adjusted Segment Sales	$ 1,665.7	$ 74.0	$ 1,739.7	$ 98.0	$ 23.5	$ 121.5	$ 1,861.2
Segment Income	$ 169.8	$ (0.4)	$ 169.4	$ 20.8	$ (0.2)	$ 20.6	$ 190.0
Depreciation & Amortization	118.0	2.6	120.6	8.4	1.1	9.5	130.1
Adjusted Segment EBITDA	$ 287.8	$ 2.2	$ 290.0	$ 29.2	$ 0.9	$ 30.1	$ 320.1
Adjusted Segment EBITDA Margins	17.3%	3.0%	16.7%	29.8%	3.8%	24.8%	17.2%

WestRock

Q2 FY16 Packaging Shipments Results (1)

Corrugated Packaging		FY15				FY16	
North America Corrugated	**Unit**	**Q1**	**Q2**	**Q3**	**Q4**	**Q1**	**Q2**
External Box, Containerboard & Kraft Paper Shipments	Thousands of tons	1,908.2	1,877.1	1,953.0	1,934.0	1,940.6	1,969.2
Newsprint Shipments	Thousands of tons	-	-	-	-	26.0	-
Pulp Shipments	Thousands of tons	87.6	59.6	79.6	84.0	80.1	71.1
Total North American Corrugated Packaging Shipments	Thousands of tons	1,995.8	1,936.7	2,032.6	2,018.0	2,046.7	2,040.3
Corrugated Container Shipments	Billions of square feet	18.8	18.9	19.6	19.4	19.4	18.9
Corrugated Container Shipments per Shipping Day	Millions of square feet	309.0	304.5	309.9	303.2	318.1	300.5
Corrugated Packaging Maintenance Downtime	Thousands of tons	68.5	79.6	104.1	3.1	119.9	68.1
Corrugated Packaging Economic Downtime	Thousands of tons	53.1	24.5	29.5	83.9	144.0	30.1
Brazil and India							
Corrugated Packaging Shipments	Thousands of tons	166.5	168.2	175.1	171.4	180.2	173.5
Corrugated Container Shipments	Billions of square feet	1.4	1.4	1.5	1.4	1.5	1.3
Corrugated Container Shipments per Shipping Day	Millions of square feet	18.7	20.4	19.9	18.1	19.2	19.8
Total Corrugated Packaging Segment Shipments(2)	Thousands of tons	2,162.3	2,104.9	2,207.7	2,189.4	2,226.9	2,213.8
Consumer Packaging							
WestRock							
Consumer Packaging Segment Shipments	Thousands of tons	871.0	875.4	955.3	955.1	876.0	898.3
Pulp Shipments	Thousands of tons	68.3	45.6	60.7	88.8	73.3	76.1
Consumer Packaging Shipments	Billions of square feet	8.6	8.6	9.2	9.2	8.8	9.0

1) Combined RKT and MWV shipments for Q1 FY15 to Q3 FY15.
2) Combined North America, Brazil and India shipments.

WestRock

Q2 FY16 LTM Credit Agreement EBITDA, Net Sales and LTM Credit Agreement EBITDA Margin

($ in millions, except percentages)		WRK LTM Q2 FY16
Consolidated Net Income (Loss)	$	(116.1)
Interest Expense, Net		157.5
Income Taxes		199.3
Depreciation, Depletion and Amortization		1,021.8
Additional Permitted Charges		1,326.7 [(1)]
LTM Credit Agreement EBITDA	**$**	**2,589.2**
Net Sales	$	15,211.1 [(2)]
Less: Trade Sales		(288.6)
Net Sales Adjusted for Trade Sales	**$**	**14,922.5**
LTM Credit Agreement EBITDA Margin		**17.4%**

1) Additional Permitted Charges includes among other items, the $478.3 million goodwill impairment charge for our Specialty Chemicals business in the quarter ended December 31, 2015, $265.4 million for MWV for the quarter ended June 30, 2015, $427.1 million of restructuring and other costs, net and $78.7 million pre-tax expense for inventory stepped-up in purchase accounting.
2) WRK LTM Net Sales of $13,788.8 million plus MWV 3 months June 2015 Net Sales of $1,422.3 million.

WestRock

Q2 FY16 Total Debt, Funded Debt and Leverage Ratio

($ in millions, except ratios)		WRK Q2 FY16
Current Portion of Debt	$	518.9
Long-Term Debt Due After One Year		5,858.3
Total Debt		6,377.2
Less: Unamortized Debt Stepped-up to Fair Value in Purchase and Deferred Financing Costs		(311.4)
Plus: Letters of Credit, Guarantees and Other Adjustments		12.1
Total Funded Debt	**$**	**6,077.9**
LTM Credit Agreement EBITDA	$	2,589.2
Leverage Ratio		**2.35** x

WestRock

FY16 Free Cash Flow Yield Forecast

(in millions, except percentages and per share items)	WRK FY16 Forecast		
		Range	
WestRock FY16 Free Cash Flow Forecast	$950		$1,000
WestRock Shares Outstanding as at 3/31/2016		252.4	
WestRock Share Price as at 4/28/2016		$41.75	
WestRock Market Capitalization		$10,539	
Estimated Ingevity Enterprise Value		($1,600)	
Ingevity Cash to WestRock		$438	
Estimated WestRock Market Capitalization excluding Ingevity		$9,377	
WestRock FY16 Free Cash Flow Yield Forecast	10.1%		10.7%
Midpoint WestRock FY16 Free Cash Flow Yield Forecast		**10.4%**	

WestRock

Forecasted FY16 Major Consumption Volumes

Major Annual Consumption Volumes	Units
Recycled Fiber (tons millions)	5.1
Wood (tons millions)	31.6
Natural Gas (cubic feet billions)	68
Diesel (gallons millions)	73
Electricity (kwh billions)	4.7
Polypro/Polyethylene (lbs millions)	126
Caustic Soda (tons thousands)	210
Starch (lbs millions)	532

WestRock

Q2 FY15 Reconciliation of Reported to Recast Segment Income and EBITDA

($ in millions, except percentages)	RKT [1]	MWV as Reported [2]	MWV Adjustments [3]	MWV Recast Total	Combined RKT / MWV
Segment Sales					
Corrugated Packaging	$ 1,799.5	$ 121.5	$ -	$ 121.5	$ 1,921.0
Consumer Packaging	694.9	924.5	-	924.5	1,619.4
Specialty Chemicals	-	239.2	-	239.2	239.2
Land & Development	-	2.5	-	2.5	2.5
Intersegment Eliminations	(38.8)	(5.7)	-	(5.7)	(44.5)
Total Segment sales	$ 2,455.6	$ 1,282.0	$ -	$ 1,282.0	$ 3,737.6
Segment Income					
Corrugated Packaging	$ 169.4	$ 23.2	$ (2.6)	$ 20.6	$ 190.0
Consumer Packaging	52.6	75.5	(35.2)	40.3	92.9
Specialty Chemicals	-	49.5	(3.2)	46.3	46.3
Land & Development	-	(2.9)	(1.8)	(4.7)	(4.7)
Total Segment Income	222.0	145.3	(42.8)	102.5	324.5
Corporate non-allocated	(20.2)	(68.8)	43.1	(25.7)	(45.9)
Non-Service Pension Income (Expense)	5.3	33.6	-	33.6	38.9
Segment Income including Corporate	207.1	110.1	0.3	110.4	317.5
Noncontrolling interest	-	0.3	(0.3)	-	-
MWV Interest and Other Items	-	(65.9)	-	(65.9)	(65.9)
	$ 207.1	$ 44.5	$ -	$ 44.5	$ 251.6
Depreciation and Amortization					
Corrugated Packaging	$ 120.6	$ 9.5	$ -	$ 9.5	$ 130.1
Consumer Packaging	27.9	60.7	-	60.7	88.6
Specialty Chemicals	-	8.7	-	8.7	8.7
Land & Development	-	0.2	-	0.2	0.2
Total Segment D&A	148.5	79.1	-	79.1	227.6
Corporate Non-Allocated	4.2	3.0	-	3.0	7.2
Total D&A	$ 152.7	$ 82.1	$ -	$ 82.1	$ 234.8
Segment EBITDA					
Corrugated Packaging	$ 290.0	$ 32.7	$ (2.6)	$ 30.1	$ 320.1
Consumer Packaging	80.5	136.2	(35.2)	101.0	181.5
Specialty Chemicals	-	58.2	(3.2)	55.0	55.0
Land & Development	-	(2.7)	(1.8)	(4.5)	(4.5)
Total Segment EBITDA	370.5	224.4	(42.8)	181.6	552.1
Corporate Non-Allocated	(16.0)	(65.8)	43.1	(22.7)	(38.7)
Non-Service Pension Income (Expense)	5.3	33.6	-	33.6	38.9
Noncontrolling interest	-	0.3	(0.3)	-	-
Segment EBITDA including Corporate	$ 359.8	$ 192.5	$ -	$ 192.5	$ 552.3
Segment EBITDA Margins					
Corrugated Packaging	16.1%	26.9%	nm	24.8%	16.7%
Consumer Packaging	11.6%	14.7%	nm	10.9%	11.2%
Specialty Chemicals	0.0%	24.3%	nm	23.0%	23.0%
Land & Development	0.0%	-108.0%	nm	-180.0%	-180.0%
Segment including Corporate EBITDA Margin	14.7%	15.0%	nm	15.0%	14.8%

1) Reflects segment realignment, RockTenn's Consumer Packaging segment excludes $0.2 million of inventory step-up.
2) Reflects segment realignment and presented to one decimal.
3) Recasting of allocation of additional Corporate, pension and stock-based compensation costs to segments in order to conform to the WestRock methodology.

WestRock

Q3 FY15 Reconciliation of Reported to Recast Segment Income and EBITDA

($ in millions, except percentages)	RKT	MWV as Reported [1]	MWV Adjustments [2]	MWV Recast Total	Combined RKT / MWV
Segment Sales					
Corrugated Packaging	$ 1,887.3	$ 123.1	$ -	$ 123.1	$ 2,010.4
Consumer Packaging	690.2	1,020.4	-	1,020.4	1,710.6
Specialty Chemicals	-	262.2	-	262.2	262.2
Land & Development	-	22.0	-	22.0	22.0
Intersegment Eliminations	(38.6)	(5.4)	-	(5.4)	(44.0)
Total Segment sales	$ 2,538.9	$ 1,422.3	$ -	$ 1,422.3	$ 3,961.2
Segment Income					
Corrugated Packaging	$ 217.0	$ 18.1	$ (2.6)	$ 15.5	$ 232.5
Consumer Packaging	77.9	125.0	(34.7)	90.3	168.2
Specialty Chemicals	-	61.7	(2.8)	58.9	58.9
Land & Development	-	2.1	6.0	8.1	8.1
Total Segment Income	294.9	206.9	(34.1)	172.8	467.7
Corporate non-allocated	(18.0)	(64.1)	42.1	(22.0)	(40.0)
Non-Service Pension Income (Expense)	5.3	33.6	-	33.6	38.9
Segment Income including Corporate	282.2	176.4	8.0	184.4	466.6
Noncontrolling interest	-	8.0	(8.0)	-	-
MWV Interest and Other Items	-	(76.2)	-	(76.2)	(76.2)
	$ 282.2	$ 108.2	$ -	$ 108.2	$ 390.4
Depreciation and Amortization					
Corrugated Packaging	$ 122.4	$ 8.8	$ -	$ 8.8	$ 131.2
Consumer Packaging	28.7	58.8	-	58.8	87.5
Specialty Chemicals	-	8.5	-	8.5	8.5
Land & Development	-	0.4	-	0.4	0.4
Total Segment D&A	151.1	76.5	-	76.5	227.6
Corporate Non-Allocated	3.9	3.3	-	3.3	7.2
Total D&A	$ 155.0	$ 79.8	$ -	$ 79.8	$ 234.8
Segment EBITDA					
Corrugated Packaging	$ 339.4	$ 26.9	$ (2.6)	$ 24.3	$ 363.7
Consumer Packaging	106.6	183.8	(34.7)	149.1	255.7
Specialty Chemicals	-	70.2	(2.8)	67.4	67.4
Land & Development	-	2.5	6.0	8.5	8.5
Total Segment EBITDA	446.0	283.4	(34.1)	249.3	695.3
Corporate Non-Allocated	(14.1)	(60.8)	42.1	(18.7)	(32.8)
Non-Service Pension Income (Expense)	5.3	33.6	-	33.6	38.9
Noncontrolling interest	-	8.0	(8.0)	-	-
Segment EBITDA including Corporate	$ 437.2	$ 264.2	$ -	$ 264.2	$ 701.4
Segment EBITDA Margins					
Corrugated Packaging	18.0%	21.9%	nm	19.7%	18.1%
Consumer Packaging	15.4%	18.0%	nm	14.6%	14.9%
Specialty Chemicals	0.0%	26.8%	nm	23.7%	23.7%
Land & Development	0.0%	11.4%	nm	38.6%	38.6%
Segment including Corporate EBITDA Margin	17.2%	18.6%	nm	18.6%	17.7%

1) Reflects segment realignment and presented to one decimal.
2) Recasting of allocation of additional Corporate, pension and stock-based compensation costs to segments in order to conform to the WestRock methodology.

WestRock

Reconciliation of MWV Recast Corporate Unallocated to Reported Corporate and Other

($ in millions)		Q2 FY15		Q3 FY15
MWV Recast Corporate Non-Allocated	**$**	**(68.8)**	**$**	**(64.1)**
Add: Non-Service Pension Income (Expense)		33.6		33.6
Total MWV Recast Corporate Unallocated	$	(35.2)	$	(30.5)
Plus:				
Interest Income		14.1		14.1
Other Income (Expense)		(3.4)		(2.6)
Less:				
Interest Expense		(52.1)		(50.5)
Restructuring		(24.5)		(37.2)
Total Interest and Other Items		(65.9)		(76.2)
MWV Reported Corporate and Other [1]	**$**	**(101.1)**	**$**	**(106.7)**

1) Shown here to one-decimal place. Previously reported in whole millions. Minor rounding differences may appear.

WestRock

FX Reconciliation

	Q2 FY16	Combined Q2 FY15	% Change	Q2 FY16 Currency Impact $'s	Q2 FY16 Currency Adjusted	Currency Adjusted % Change
Net sales						
Corrugated Packaging	$ 1,932.8	$ 1,921.0	0.6%	$ (42.1)	$ 1,974.9	2.8%
Consumer Packaging	1,588.4	1,619.4	-1.9%	(6.5)	1,594.9	-1.5%
Specialty Chemicals	203.9	239.2	-14.8%	(1.9)	205.8	-14.0%
Land and Development	18.7	2.5	nm	-	18.7	nm
Intersegment Eliminations	(47.2)	(44.5)	nm	-	(47.2)	nm
Total Net Sales	$ 3,696.6	$ 3,737.6	-1.1%	$ (50.5)	$ 3,747.1	0.3%
Segment Income						
Corrugated Packaging	$ 175.0	$ 190.0	-7.9%	$ (9.1)	$ 184.1	-3.1%
Consumer Packaging	101.5	92.9	9.3%	(0.9)	102.4	10.2%
Specialty Chemicals	26.7	46.3	-42.3%	1.9	24.8	-46.4%
Land and Development	(4.0)	(4.7)	nm	-	(4.0)	nm
Total Segment Income (1)	$ 299.2	$ 324.5	-7.8%	$ (8.1)	$ 307.3	-5.3%
Segment EBITDA						
Corrugated Packaging	$ 315.8	$ 320.1	-1.3%	$ (13.1)	$ 328.9	2.7%
Consumer Packaging	224.1	181.5	23.5%	(1.1)	225.2	24.1%
Specialty Chemicals	49.6	55.0	-9.8%	1.8	47.8	-13.1%
Land and Development	(3.8)	(4.5)	nm	-	(3.8)	nm
Total Segment EBITDA (1)	$ 585.7	$ 552.1	6.1%	$ (12.4)	$ 598.1	8.3%

nm = not meaningful

1) Segment Income and Segment EBITDA exclude $1.8 million and $0.5 million of inventory step-up in the quarter ended March 31, 2016 for the Consumer Packaging and Specialty Chemicals segments, respectively. Segment Income and Segment EBITDA in the prior year quarter exclude $0.2 million of inventory step-up in the Consumer Packaging segment.

WestRock

Q1 FY16 Results excluding Ingevity

Financial Performance – Adjusted ($ in millions, expect per share data)	Q1 FY16 WRK [1]	Q1 FY16 Ingevity [1]	Q1 FY16 WRK excl. Ingevity
Net Sales	$3,681	$210	$3,471
Adjusted Segment Income including Non-Allocated Expenses [2]	$279	$9	$270
Adjusted Segment EBITDA including Non-Allocated Expenses [2]	$574	$32	$542
Adjusted EPS [2][3][4]	$0.59	$0.03	$0.56

1) Q1 FY16 results adjusted for inventory stepped-up in purchase accounting and LIFO adjustments of $4.8 million and $2.0 million for WestRock and Ingevity, respectively.
2) Non-GAAP Financial Measure. See Use of Non-GAAP Financial Measures and Reconciliations in Appendix.
3) On a GAAP basis, Earnings (Loss) Per Share for WestRock was ($1.76) for Q1 FY16.
4) Ingevity Adjusted EPS contribution to WestRock is calculated as Ingevity after-tax segment income of $4.4 million, plus after-tax inventory step-up impairment and LIFO adjustments of $1.4 million, plus after-tax China start-up costs of $2.6 million, plus after-tax corporate overhead allocated that is expected to remain of $1.3 million, minus after-tax interest expense and other income of $1.7 million, resulting in after-tax Ingevity adjusted earnings contribution of $8.0 million, with result divided by WestRock Q1 FY16 diluted shares outstanding of 257.6 million. Each after-tax measure uses an estimated tax rate of 38%.

WestRock

WestRock